EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related prospectuses:

(1)	Kerr-McGee Performance Share Plan Kerr-McGee Corporation Executive Deferred Compensation Plan	Form S-8	File No. 333-66436

(2)	Oryx Energy Company 1997 Long Term Incentive Plan Oryx Energy Company Executive Variable Incentive Plan Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors	Form S-8	File No. 333-66438

(3)	Kerr-McGee Corporation Savings Investment Plan Kerr-McGee Corporation Employee Stock Ownership Plan HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan	Form S-8	File No. 333-66440

(4)	Kerr-McGee Corporation Long Term Incentive Program Kerr-McGee Corporation 1998 Long Term Incentive Plan Kerr-McGee Corporation 2000 Long Term Incentive Plan	Form S-8	File No. 333-66442

(5)	Kerr-McGee Corporation 2002 Long Term Incentive Plan	Form S-8	File No. 333-89558

(6)	Oryx Energy Company 1997 Long Term Incentive Plan Oryx Energy Company Executive Variable Incentive Plan Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors	Form S-8	File No. 333-41008

(7)	Kerr-McGee Corporation 2000 Long Term Incentive Plan	Form S-8	File No. 333-41006

(8)	Kerr-McGee Corporation Executive Deferred Compensation Plan	Form S-8	File No. 333-41000

(9)	Kerr-McGee Corporation 1998 Long Term Incentive Plan	Form S-8	File No. 333-39222

(10)	Kerr-McGee Corporation Performance Share Plan	Form S-8	File No. 333-92865

(11)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 333-05999

(12)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 33-50949

(13)	Kerr-McGee Corporation Long Term Incentive Program	Form S-8	File No. 33-24274

(14)	Kerr-McGee Corporation	Form S-8	File No. 333-116950

(15)	Kerr-McGee Corporation	Form S-3	File No. 333-81720

(16)	Kerr-McGee Corporation Kerr-McGee Operating Corporation HS Resources, Inc.	Form S-3	File No. 333-68136

(17)	Kerr-McGee Corporation	Form S-3	File No. 333-115935

of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Kerr-McGee Corporation, Kerr-McGee Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kerr-McGee Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 11, 2005